UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 6, 2019
NantHealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37792	27-3019889
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9920 Jefferson Boulevard
Culver City, California 90232
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (310) 883-1300

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NH	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §(§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §(§240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on May 6, 2019, NantHealth, Inc. (the “Company”) received notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company was not in compliance with Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Rule”) because the Company’s common stock failed to maintain a minimum closing bid price of $1.00 for 30 consecutive trading days. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was afforded an initial period of 180 calendar days, or until November 4, 2019, to regain compliance with the Minimum Bid Price Rule. As the Company has not regained compliance with the Minimum Bid Price Rule within such time period, on November 6, 2019, the Company received a written notice from Nasdaq that the Company’s common stock would be delisted from the Nasdaq Global Select Market and suspended at the opening of business on November 15, 2019, unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”). In accordance with Nasdaq’s procedures, the Company has appealed Nasdaq’s determination and on November 7, 2019 requested a hearing before the Panel (the “Hearing”) to seek continued listing on the Nasdaq Global Select Market. This hearing request automatically stays Nasdaq’s suspension and delisting of the Company’s common stock pending the Panel’s decision. The Company expects the Hearing to be held within 45 days of the Company’s request for the Hearing, pursuant to the Nasdaq Listing Rules. At or prior to the Hearing, the Company intends to present its plans to Nasdaq to regain compliance with the Minimum Bid Price Rule and request an extension of time so that the Board and management of the Company can effect a reverse stock split at a time that is in the best interests of the Company and its stockholders.

The Company intends to continue to monitor its closing bid price for its common stock and will continue considering all available options to comply with the Minimum Bid Price Rule as may be necessary.

Forward-Looking Statements:

In addition to historical information, this Current Report on Form 8-K contains or may imply forward-looking statements within the meaning of the federal securities laws, such as any implication that the Company’s shares will continue trading on the Nasdaq Global Select Market. Such forward-looking statements include projections regarding the Company’s beliefs and expectations about future performance and, in some cases, may be identified by words like "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future," "will," "seek" and similar terms or phrases. These statements are based on the Company’s beliefs and assumptions, which in turn are based on information available as of the date of this Current Report on Form 8-K. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement and could harm the Company’s business, prospects, results of operations, liquidity and financial condition and cause its stock price to decline significantly. Many of these factors are beyond the Company’s ability to control or predict. Important factors that could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements include, among others: the ability of the Company to develop and market its products and services and the Company’s ability to meet its outstanding debt obligations and to remain in compliance with, or meet certain obligations of, all of the terms of such debt, and the events and risks referenced in the sections titled "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and subsequent Quarterly Reports on Form 10-Q and in other documents filed or furnished with the Securities and Exchange Commission. Our forward-looking statements do not reflect the potential impact of any acquisitions, mergers, dispositions, business development transactions, joint ventures or investments we may enter into or make in the future. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements are made only as of the date hereof and the Company undertakes no obligation to update or revise publicly any forward-looking statements, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NantHealth, Inc.

Date: November 7, 2019	By:	/s/ Bob Petrou
Bob Petrou
Chief Financial Officer